UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant    ☑
Filed by a Party other than the Registrant   ☐ Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☑   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
Triple-S Management Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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*March 30, 2007

Dear Sir:
Important changes for our company will be presented at the Annual Meeting of Stockholders of Triple-S Management Corporation, which will be held on April 29, 2007. It is important that as many of our stockholders as possible participate in the Annual Meeting.
In order for a person to represent a deceased shareholder at the Annual Meeting, Triple-S Management must receive the following documents certifying the representative’s authority:
1-	If a will exists and an executor or judicial administrator has been designated:
Þ	Copy of the will or document designating the judicial administrator, if one has been designated,

Þ	Certificate from the Registry of Wills, and

Þ	Letter issued by the probate court certifying the executor.
2-	If a will exists but an executor has not been designated or the executor is not authorized to participate at the Annual Meeting as a representative of the estate:
Þ	Copy of the will,

Þ	Copy of the declaration of heirs (if the will does not name all heirs),

Þ	Certificate from the Registry of Wills, and

Þ	A letter signed by all heirs to the deceased shareholder, designating and authorizing the person to participate at the Meeting and to vote therein as set forth in such letter.
3-	If a will does not exist:
Þ	Copy of the declaration of heirs, and

Þ	A letter signed by all heirs to the deceased shareholder, designating and authorizing the person to participate at the Meeting and to vote therein as set forth in such letter.
In order to participate at the Annual Meeting for 2007, all necessary documents must be received prior to April 24, 2007. All documents must be addressed to the Secretary of the Board of Directors at PO Box 363628, San Juan, PR 00936-3628. For more information, please call (787) 749-4025 or (787) 749-4116.
If the representative of the estate of a deceased shareholder cannot attend the Meeting, he/she may exercise the right to vote by sending the Proxy, together with the corresponding documentation described above, to the attention of the Secretary of the Board.

Sincerely,
/s/ Wilmer Rodríguez Silva, MD
Wilmer Rodríguez Silva, MD
President of the Board of Directors

*	This is an English translation of the original letter mailed by Triple-S Management Corporation (the “Company”) on March 30, 2007. Pursuant to Rule 306 of Regulation S-T, a copy of the original letter has been retained by the Company and furnished to the Securities and Exchange Commission upon request.